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                                                                     EXHIBIT 5.1

            FORM OF OPINION OF MORRISON COHEN SINGER & WEINSTEIN, LLP
                     (RELATING TO THE LEGALITY OF THE UNITS)



                                                           _______________, 2001


Shaffer Asset Management, Inc.
General Partner of Shaffer Diversified Fund, LP
925 Westchester Avenue
White Plains, NY  10604


                     Re: REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

         We have acted as special counsel to Shaffer Diversified Fund, LP, a Delaware limited partnership (the "Fund"), in connection with preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-1 (the "Registration Statement") relating to the issuance and sale of a maximum of 25,000 units of limited partnership interest (the "Units") in the Fund.

         In connection therewith, we have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis of this opinion. For the purposes of rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity and accurateness of the originals of such latter documents. In addition, we have assumed that the Units are offered and sold as described in the Registration Statement and the Limited Partnership Agreement, in substantially the form attached as Exhibit A to the Statement of Additional Information. As to any facts relevant to such opinions that were not independently established, we have relied upon factual information and representations given to us jointly and severally by the Fund and Shaffer Asset Management, Inc., a New York corporation and the general partner of the Fund (the "General Partner").

         Based on the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

                  1. The Fund is a limited partnership duly formed and validly existing as a limited partnership under the Revised Uniform Limited Partnership Act of the State of Delaware (the "Act").

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                  2. Shaffer Asset Management, Inc., a New York corporation and the general partner of the Fund (the "General Partner"), has taken all corporate action required to be taken by it to duly authorize the issuance and sale of Units to the Subscribers (as defined below) and to duly authorize the admission to the Fund of the limited partners of the Fund (the "Subscribers").

                  3. The Units, when sold and issued in the manner and under the conditions set forth in the Registration Statement, will be validly issued when sold, will represent valid limited partnership interests in the Fund, and will be fully paid and non-assessable limited partnership interests in the Fund.

         We express no opinion as to the application of the securities or blue sky laws of the various states (including the State of Delaware) to the sale of the Units.

         We are members of the Bar of the State of New York and we do not purport to be experts in, and do not opine with respect to, the laws of any jurisdiction other than the laws of the State of New York and the Revised Uniform Limited Partnership Act of the State of Delaware. We understand that reference to "Revised Uniform Limited Partnership Act of the State of Delaware" includes statutory provisions, applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws.

         This opinion letter is based upon currently existing laws, statutes, rules, ordinances and regulations and judicial decisions, and is rendered as of the date hereof. We disclaim any obligation to advise you of any changes of any of these sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth in this opinion letter. Please note that we are opining only as to the matters expressly set forth in this opinion letter, and no opinion should be inferred as to other matters.

         This opinion is solely for your benefit and may not be relied upon by any person or for any other purpose without the prior written consent of this firm. Without our prior written consent, you are not authorized to release or quote this letter, or any part thereof, to any third party, nor is it to be filed with any governmental agency or other person; notwithstanding the foregoing, we hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the heading "Experts" in the Prospectus.


                                                              Sincerely,